UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2009

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32626	32-0064979
(Commission File Number)	(IRS Employer Identification No.)
7000 Shoreline Court, Suite 370
South San Francisco, CA 94080
(Address of principal executive offices and Zip Code)

(650) 588-6404
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2009, John P. Iparraguirre submitted his resignation as Vice President, Chief Financial Officer and Secretary of Hana Biosciences, Inc. (the “Company”), effective as of November 16, 2009.

On November 5, 2009, Tyler M. Nielsen, currently the Company’s controller and principal accounting officer, was appointed interim Chief Financial Officer of the Company, effective upon the effective date of Mr. Iparraguirre’s resignation.  Mr. Nielsen, age 31, has been the Company’s controller since February 2006.  From September 2003 to February 2006, Mr. Nielsen was a senior auditor at Ernst & Young LLP.  There are no family relationships between Mr. Nielsen and any other officer or director of the Company. Mr. Nielsen will continue to receive his annualized base salary of $140,000 and will be eligible to receive an annual bonus to be determined in the sole discretion of the Company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2009	Hana Biosciences, Inc.

	By:	/s/ Steven R. Deitcher
Steven R. Deitcher, M.D.
President and Chief Executive Officer